EXHIBIT 99.1
                                                                    ------------

            SEMOTUS CONTINUES APPEAL PROCESS TO REMAIN LISTED ON THE
              AMEX THE COMPANY IS CURRENTLY EVALUATING A NUMBER OF
                                MERGER PROPOSALS


LOS GATOS, California, December 21, 2007 - Semotus Solutions (AMEX: DLK), a leading provider of wireless enterprise applications, today announced that the American Stock Exchange has notified the Company of its intention to commence de-listing proceedings under Section 1009 of the Amex Company Guide, because, despite Semotus reporting shareholders' equity in excess of $6 million as of September 30, 2007, Amex staff has calculated that current shareholders' equity is below the Exchange's quantitative listing standards and it has concerns that Semotus will be unable to regain and/or maintain compliance going forward. Therefore, Semotus did not regain compliance with the Exchange's continued listing standards by the end of the Plan Period.

The Company has filed an appeal requesting a hearing before an AMEX panel. Once filed, the appeal automatically stays the delisting of Semotus' common stock pending a hearing date and AMEX's decision. The hearing is expected to be held within 45 days, but the exact time and place of such a hearing will be determined by the Exchange. During this period, the Company's stock will continue to be listed on the AMEX pending the outcome of the appeal. There can be no assurance as to the outcome of such appeal.

Semotus is presently in substantive discussions with a number of merger candidates and is hopeful of consummating a merger agreement in advance of the AMEX hearing. Semotus intends to present the merger transaction to the AMEX at the hearing for approval. If the AMEX accepts the merger transaction, Semotus would continue to be listed on the AMEX. Once the merger is approved by the Semotus shareholders, it is intended that the newly merged Company would continue trading on the AMEX.

Should Semotus fail in its AMEX appeal, the Company would move to have its stock trade on the National Association of Securities Dealers' Electronic Bulletin Board ("OTC BB"). The Company was previously listed on the OTC BB from 1996 to 1999, prior to being listed on the AMEX.

ABOUT SEMOTUS SOLUTIONS

Founded in 1993, Semotus Solutions (AMEX:DLK - News) is the premier provider of software for the mobile enterprise, connecting employees to critical business systems, information, and processes. Semotus has a Fortune 1000-installed customer base and more than 600 corporate clients, including Lockheed Martin, Blue Cross Blue Shield, Coca-Cola, Hewlett Packard, Nextel Communications, JP Morgan Chase, and The United Nations. Semotus Solutions' software provides mobility, convenience, efficiency, and profitability in the areas of workforce automation, finance, health care, and m-commerce. For more information on the Company, please visit the following web sites: www.semotus.com; www.hiplinkwireless.com; www.clickmarks.com.

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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE MADE PURSUANT
TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WORDS SUCH AS "INTENDS", "BELIEVES", AND SIMILAR EXPRESSIONS REFLECTING SOMETHING OTHER THAN HISTORICAL FACT ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, BUT ARE NOT THE EXCLUSIVE MEANS OF IDENTIFYING SUCH STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE TIMELY DEVELOPMENT AND MARKET ACCEPTANCE OF PRODUCTS AND TECHNOLOGIES, THE ABILITY TO CLOSE A MERGER AND/OR SECURE ADDITIONAL SOURCES OF FINANCE, THE ABILITY TO REDUCE OPERATING EXPENSES, AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE ACTUAL RESULTS THAT THE COMPANY ACHIEVES MAY DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENT DUE TO SUCH RISKS AND UNCERTAINTIES. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.















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